UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into Material Definitive Agreements.

As previously reported, on December 27, 2023, Workhorse Group Inc. (the “Company”) issued a (i) green senior secured convertible note for the principal amount of $20,000,000 (the “Note”) that is convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”) and (ii) warrant (the “Warrant”) to purchase 25,601,639 shares of Common Stock to High Trail Special Situations LLC (the “Holder”). The Company has previously redeemed $7,500,000 principal amount of the Note on the Partial Redemption Dates (as defined in the Note) provided in the Note. On February 29, 2024, the Company entered into a First Amendment to Green Senior Secured Convertible Note Due 2026 (the “Note Amendment”) with the Holder pursuant to which (i) the Company redeemed $10,000,000 principal amount of the Note using funds in a controlled account that had been pledged as collateral securing the Company’s obligations under the Note, thereby reducing the outstanding principal amount of the Note to $2,500,000, and (ii) the parties amended the Note to remove February 15, 2024 and March 1, 2024 as Partial Redemption Dates, permit the Company to prepay the Note at its option, subject to certain conditions, and delete the minimum liquidity covenant. In connection with the Note Amendment, the Company entered into a letter agreement (the “Exchange Agreement”) whereby the Company exchanged the Warrant with the Holder for a total of 8,500,000 shares of Common Stock, whereupon the Warrant was cancelled (the “Exchange”). The Exchange was made pursuant to the exemption registration under the Securities Act of 1933, as amended (the “Securities Act”), provided under Section 3(a)(9) of the Securities Act.

The Note Amendment contains customary representations, warranties, covenants, and other agreements by the Company and the Holder. The representations, warranties, covenants, and other agreements made in the Note Amendment were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The above description of the Exchange Agreement and the Note Amendment do not purport to be complete and are qualified in their entirety by the complete text of such agreements, a form of which is filed as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

The terms and conditions of the Note, the Securities Purchase Agreement and the agreements, instruments and documents entered into in connection with the Note, and Securities Purchase Agreement are further described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 12, 2023 and December 27, 2023.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 1.01 of this Current Report on Form 8-K for a description of the Exchange Agreement, which is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated February 29, 2024
10.2	First Amendment to Green Senior Secured Convertible Note Due 2026, dated February 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: March 1, 2024	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	Chief Administrative Officer, General Counsel and Secretary

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